As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-2381442
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
47827 Halyard Drive
Plymouth, Michigan 48170
(734) 414-6100
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Perceptron, Inc.
First Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)
David W. Geiss, Vice President, General Counsel and Secretary
Perceptron, Inc.
47827 Halyard Drive, Plymouth, Michigan 48170
(734) 414-6100
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Thomas S. Vaughn, Esq.
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, without par value	400,000	$3.31	$1,324,000	$73.88

(1)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the Common Stock on the Nasdaq Stock Market on November 20, 2009.

(2)	The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

     In accordance with general instruction E to Form S-8, Perceptron, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-131421, filed on January 31, 2006, registering 600,000 shares of Common Stock of the Company, par value $.01 per share to be issued pursuant to the Company’s First Amended and Restated 2004 Stock Incentive Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed October 10, 2008.

4.2	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed January 5, 2005.

4.3	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed January 5, 2005.

4.4	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed December 27, 2005.

4.5	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 27, 2005.

4.6	Form of Nonqualified Stock Option Agreement Terms — Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed August 10, 2006.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, state of Michigan on this 23rd day of November, 2009.

PERCEPTRON, INC.

By:	/s/ Harry T. Rittenour Harry T. Rittenour
Its:	President and Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Harry T. Rittenour, John H. Lowry III and David W. Geiss, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement filed by Perceptron, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Date	Title
/s/ Harry T. Rittenour Harry T. Rittenour	November 18, 2009	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ John H. Lowry III John H. Lowry III	November 18, 2009	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Sylvia M. Smith Sylvia M. Smith	November 18, 2009	Controller (Principal Accounting Officer)

/s/ W. Richard Marz W. Richard Marz	November 18, 2009	Chairman of the Board and Director

David J. Beattie		Director

/s/ Kenneth R. Dabrowski Kenneth R. Dabrowski	November 18, 2009	Director

/s/ Philip J. DeCocco Philip J. DeCocco	November 18, 2009	Director

/s/ Robert S. Oswald Robert S. Oswald	November 18, 2009	Director

/s/ James A. Ratigan James A. Ratigan	November 18, 2009	Director

/s/ Terryll R. Smith Terryll R. Smith	November 18, 2009	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan, is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed October 10, 2008.

4.2	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed January 5, 2005.

4.3	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed January 5, 2005.

4.4	Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed December 27, 2005.

4.5	Form of Nonqualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 27, 2005.

4.6	Form of Nonqualified Stock Option Agreement Terms — Board of Directors under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 8-K filed August 10, 2006.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Grant Thornton, LLP.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).